Exhibit 10.79a

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) THE TYPE OF INFORMATION THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

May 30, 2025

Robert E. Mellor

Chairman of the Board

Monro, Inc.

295 Woodcliff Drive
Fairport, New York 14450
United States

Re: Agreement for Consulting Services – Addendum 1

This letter is addendum 1 (“Addendum 1”) to the agreement between AlixPartners, LLP (“AlixPartners”) and Monro, Inc. (the “Company”) dated March 28, 2025 (the “Engagement Letter”). Unless otherwise modified herein, the terms and conditions of the Engagement Letter remain in full force and effect. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Engagement Letter. If there is any conflict between the terms of this Addendum 1 and the Engagement Letter, Addendum 1 will prevail.

Background

Based on the completion of our QuickStrike diagnostic and our discussions to date with both members of management and the Board of Directors, AlixPartners understands that the Company is aligned with its recommendations on performance improvement and wishes to pursue such course of action to drive sustainable operating income improvement.

AlixPartners has been requested to perform the Phase II Implementation to work with the company to make changes necessary to drive these changes in the business and provide a path for operating income and TSR improvement.

Services

AlixPartners will perform the Implementation with a primary focus on five areas within the company:

•	Store closures, closing the identified store locations with an efficient disposition of both inventory and real estate associated with these stores

•	Store operations, improving both selling effectiveness and operational efficiency

•	Customer traffic and customer profit growth, increasing both the quantity and quality of customer traffic, as well as increasing profit through more effective pricing and promotions actions

•

Tariff mitigation and assortment strategy, off-setting as much of anticipated profit impact resulting from tariff-related supplier cost increases as possible, as well as creating a service line and assortment strategy to maximize profit contribution

AlixPartners | 909 Third Avenue, 30th Floor | New York, NY 10022 | 212.490.2500 | alixpartners.com

Monro, Inc.

•	Inventory strategy and process improvement, improving the productivity of inventory owned by the Company

While not a primary focus, AlixPartners will also provide insights from its prior experiences, as well as benchmarks and tools, to assist the Company in its efforts to reduce Operating SG&A expenses, specifically [***] and spend with [***].

The Engagement activities will include:

•	Store Closures

o	Identify, conduct RFPs, and oversee the onboarding of 3rd parties required

o	Recommend a course of action and providing analytics to support the disposition of inventory, equipment, and real estate

o	Provide support for the Company as required to facilitate an orderly and efficient store closure process

•	Store Operations

o	Set up a Stores Turnaround Taskforce led by cross-functional team from AlixPartners and the Company field team to problem solve issues
o
o	Establish baseline of relevant KPIs to track progress of store operations improvement initiatives

o	Identify pilot locations to develop performance improvement initiatives and methods to scale improvements to additional stores

o	Deploy Taskforce team into the pilot locations to observe, problem solve, and create improvement fixes at the individual store cohort level

▪	Apply standardized problem-solving techniques (e.g., PDCA, A3, 5 Whys, etc.) through customer review, store observations, and personnel interviews,
▪	Identify effective levers of improvement,
▪	Test levers for effectiveness and scalability,
▪	Measure improvements and validate durability of improvements,
▪	Document and develop training materials, best practices, and competency models to scale improvements to additional stores, (Management Operating System)

o	Quantify any costs, one-time or on-going, required to make improvements sustainable

o	Deliver outputs to the Company for on-going use, including any dashboards, training materials, best practices, documentation or artifacts developed in the Engagement

o	Recommend changes to [***], including [***] to make improvements sustainable

Monro, Inc.

•	Customer Traffic and Profit Growth

o	Align marketing operations to increase traffic into the stores through the most effective means, with alignment between marketing and field leadership

o	Develop tests to identify the effectiveness of improving customer traffic and profit growth through changes in:

▪	New customer acquisition targeting
▪	Retargeting efforts with existing customers
▪	Media mix, including new media types
▪	List pricing
▪	Promotional pricing, timing, and duration

o	Measure test results, determine scalability to broader set of stores, quantify benefits, and implement changes as required

o

Identify opportunities to improve the efficiency of third-party, non-working media spend, conduct supplier evaluations as needed,  and identify opportunities to rationalize demand to reduce third-party spend or secure improved value

o	Deliver outputs to the Company for on-going use, including machine learning (ML) models, recommended media allocations, and any documentation or artifacts developed in the Engagement

o

Recommend changes to [***], including the addition of [***], operating model changes and technology integrations required, as well as providing sufficient training throughout the Engagement to make identified improvements sustainable

o	Quantify any costs, one-time or on-going, required to make improvements sustainable

•	Tariff Mitigation and Assortment Strategy

o	Develop a view of “dead-net” profit at the supplier, product and service-line level to assess opportunities for improvement

o	Create and maintain dashboards to evaluate:

▪	Past supplier, product, and service-line performance
▪	Customer behavior related to supplier, product, and service-line offerings
▪	Projected impact of tariff increases on product costs
▪	Opportunities to modify or rationalize suppliers, products, or service lines

o	Develop materials and approach to conductive effective negotiations with existing suppliers, and as required, RFPs to identify new suppliers

o	Execute negotiations with existing suppliers and RFPs for new suppliers, with support from the Company

Monro, Inc.

o	Recommend revisions to the following:

▪	Service-level offering
▪	Assortment plan
▪	Supplier matrix

o	Quantify and document improvements secured through negotiations, RFPs, and recommended changes to service line offering, assortment plan or supplier matrix

o	Quantify any costs, one-time or on-going, required to make improvements sustainable

o	Deliver outputs to the Company for on-going use, including any documentation or artifacts developed in the Engagement

o

Recommend changes to [***], including [***], approaches to supplier management, and operating model changes, as well as providing sufficient training throughout the Engagement to make identified improvements sustainable

•	Inventory Strategy and Process Improvements

o	Create and maintain dashboards to evaluate:

▪	Past assortment models, including SKU breadth and depth parameters by store
▪	Effectiveness and efficiency of past inventory allocation methods
▪	Supplier performance in meeting demand

o	Review, recommend changes to, and re-negotiate current supplier agreements as possible, to improve the efficiency of the Company’s inventory

o	Evaluate current ordering processes, including replenishment software utilized by the Company, and recommend changes as required

o	Develop or refine demand forecasts to guide go-forward purchasing decisions

o	Recommend and oversee changes to:

▪	Assortment of SKUs to be stocked within the Company’s stores
▪	Target depth by SKU to be maintained on a regular basis
▪	Processes around ordering inventory in advance of anticipated increases in demand
▪	Processes to dispose of aged or obsolete inventory in a timely and cost-effective manner

o	Recommend and oversee the implementation of reporting and control measures to improve visibility of changes in the quantity and quality of inventory

Monro, Inc.

o	Quantify and document improvements secured through changes to assortment breadth or depth, supplier agreement changes, timing or orders, or timely disposition of aged/obsolete inventory

o	Quantify any costs, one-time or on-going, required to make improvements sustainable

o	Deliver outputs to the Company for on-going use, including demand-forecast models and any documentation or artifacts developed in the Engagement

o

Recommend changes to [***], including [***], approaches to inventory management, and operating model changes, as well as providing sufficient training throughout the Engagement to make identified improvements sustainable

Oversight

AlixPartners recommends a Steering Committee composed of members of the Company senior management and AlixPartners, oversee the work.  Peter Fitzsimmons will recommend the composition of the Steering Committee to guide its creation.  The Steering Committee should be kept small to aid in scheduling and to drive efficient decision making.

This Steering Committee will report progress to the Executive Committee of the Board of Directors on a monthly cadence and seek approval on any material changes required to effect changes necessary to achieve the Company’s desired outcomes.

Staffing

Gaurav Chhabra, Arun Kumar, and Jeremy Lambert will be responsible for the engagement, supported by the AlixPartners personnel necessary to complete the services provided under this Addendum 1. In addition, AlixPartners and its Affiliates have relationships with, and may periodically use, independent contractors with specialized skills and abilities to assist in this engagement.

Timing and Fees

AlixPartners will commence this engagement on or about June 2, 2025, after receipt of an executed copy of this Addendum 1.

The Implementation is expected to take between four and six months, based on the current scope and assumptions.

The Company shall compensate AlixPartners for its services, and reimburse AlixPartners for expenses, as set forth on Schedule 1.

* * *

Monro, Inc.

By signing below, the Company acknowledges its engagement of AlixPartners subject to the terms of this Addendum 1 and the Engagement Letter.

Sincerely yours,

/s/ Gaurav Chhabra	/s/ Arun Kumar	/s/ Jeremy Lambert
Gaurav Chhabra	Arun Kumar	Jeremy Lambert
Partner & Managing Director	Partner & Managing Director	Partner

For and on behalf of AlixPartners, LLP

Agreement and acceptance confirmed

By:/s/ Robert E. Mellor
Its: Chairman of the Board
Dated: 5/30/2025
For and on behalf of Monro, Inc.

Schedule 1

Fees and Expenses

1.

Fees: AlixPartners agrees to professional fees of USD 650,000 per week for the months of June and July, 2025, subject to the scope and assumptions herein remaining unchanged (the “Engagement Fee”). Prior to the end of July, AlixPartners and the Board of Directors will discuss and agree on the scope of work beyond July 31, 2025.

AlixPartners' total fees include any retainer, break fee, or success fee payable hereunder, if any (together, the “Fees”).

2.	Success Fee: AlixPartners does not seek a success fee in connection with this engagement.

3.

Expenses: In addition to the Fees, the Company will reimburse AlixPartners for all reasonable out-of-pocket expenses incurred in connection with this engagement, such as travel, lodging and meals, plus an administrative fee of 4% of the Fees to cover all other indirect administrative costs, including general administrative support, legal and IT support, as well as any technology costs associated with secure storage and handling of client data that are not otherwise specified in the Agreement.

4.	Break Fee: AlixPartners does not require a break fee in connection with this engagement.

5.	Retainer: AlixPartners does not require a retainer in connection with this engagement.

6.

Payment: AlixPartners will submit invoices for the Engagement Fee and administrative fees twice a month on the 15th day and the last day of each month.  Other expenses will be invoiced once per month on the last day of the month. All invoices are due and payable upon receipt of relevant invoice.

Data Protection Schedule

Description of Transfer